☐ Equitable Financial Life Insurance Company ☐ Equitable Financial Life Insurance Company of America Mailing Address: PO Box 1047, Charlotte, NC 28201-1047 Section C—Limited Temporary Insurance Agreement and Questionnaire Forming a Part of the Application for Individual Life Insurance Name of Proposed Insured Date of Birth (mm/dd/yyyy) Name of Proposed 2nd Insured Date of Birth (mm/dd/yyyy) If any of the questions below are answered “Yes” or left blank with respect to any Proposed Insured(s), no representative of the Company is authorized to accept money, and NO COVERAGE will take effect under this Agreement with respect to such Proposed Insured(s). 1. The questions below apply to all Proposed Insured(s). a) Is any Proposed Insured less than 15 days or over 70 years of age? ☐ Yes ☐ No b) Within the past 24 months has any Proposed Insured been attended by a care provider or been seen at a medical facility for heart condition or disease, stroke or cancer? ☐ Yes ☐ No c) Within the past 10 years has any Proposed Insured been diagnosed with or treated for Acquired Immune Deficiency Syndrome (AIDS) by a member of the medical profession? ☐ Yes ☐ No d) Within the past 12 months has any Proposed Insured: been admitted, or advised by a medical professional to be admitted, to a hospital or other licensed health care facility; had surgery performed or recommended by a medical professional; or been advised by a medical professional to have any diagnostic test (excluding AIDS-related test) that was not completed? ☐ Yes ☐ No e) Within the past 24 months has any Proposed Insured been declined for a life, health or Long-Term Care Policy? ☐ Yes ☐ No Instructions If the full initial premium is paid with the Application, and all the questions listed above are answered “No,” one original Temporary Insurance Agreement/Receipt is to be returned with the application. The other original Temporary Insurance Agreement/Receipt is to be given to the Proposed Owner(s). In this Agreement, “we,” our,” and “us” mean the insurance company checked above. We will pay an insurance benefit, upon receipt of all claim documents that we may require at that time, to the beneficiary named in the Application if a person proposed for insurance dies while temporary insurance is in effect. For the joint survivorship life insurance policies, the insurance benefit is payable upon the death of the second of the Proposed Insureds. Any coverage provided under this Agreement is subject to the conditions stated below. The temporary insurance will be in the amount described below and in accordance with the terms of the policy we would issue. Conditions     If any of the following applies, no financial professional is authorized to accept payment and no insurance will take effect under this agreement. • Any of the questions above are answered “Yes” or left blank. • Any material misstatement made in any part of the Application, any application supplement, questionnaire or in this Agreement. • The amount paid with this Agreement is less than the full initial premium required for the policy, or a properly signed approved payment authorization is not submitted. • The check, withdrawal authorization, electronic or other commercially accepted debit transaction made or submitted with this Agreement is dishonored when first presented for payment. Date Temporary Insurance Agreement Begins Temporary insurance under this Agreement shall not take effect until (1) we receive the full initial premium, and (2) a signed Application, and (3) the later of (a) or (b) has occurred. a. The date that the Medical Information Questionnaire is completed, if initially required as to any Proposed Insured(s) by our published underwriting rules (see below). To be completed by Financial Professional/Insurance Broker: A Medical Information Questionnaire ☐ Is required for Proposed Insured 1 ☐ Is NOT required for Proposed Insured 1 and OR    ☐ Is required for Proposed Insured 2 ☐ Is NOT required for Proposed Insured 2 b. The date that Part 2 (Paramedical or Medical exam) is completed, if initially required as to the Proposed Insured(s) by our published underwriting rules (see below). To be completed by Financial Professional/Insurance Broker: An Application Part 2(Paramedical or    Medical Exam)☐ Is required for Proposed Insured 1 ☐ Is NOT required for Proposed Insured 1 and    ☐ Is required for Proposed Insured 2 ☐ Is NOT required for Proposed Insured 2 ICC22-TIA    X04272 Page 1 _ of ICC 2 ICC22-TIA

Date Temporary Insurance Agreement Begins (Continued) If any Proposed Insured(s) dies as a result of accidental bodily injury, directly or independently of all other causes, before a required Medical Information Questionnaire or Application Part 2 (Paramedical or Medical Exam) for that person is completed, then the temporary insurance will be in effect subject to the conditions contained in this Agreement, unless it terminated earlier. Limited Amount The amount of temporary insurance is the amount of insurance applied for on the life of any Proposed Insured and in effect under all Temporary Insurance Agreements/Receipts issued by the company checked above, and its subsidiaries or affiliates, not to exceed $2,000,000 in total. Date Coverage Ends/Terminates Date Temporary Insurance Coverage Ends—90-Day Maximum Coverage Period: Temporary insurance under this Agreement will end upon the earliest of: (1) The date we offer insurance other than as applied for on any Proposed Insured; and (2) The date of our receipt of notification for voluntary withdrawal of application(s) for life insurance policy(ies); and (3) The date the policy takes effect, which is the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; and (4) The date any policy issued under the Application is refused by the Owner(s); and (5) Five days after we mail a notice declining the Application and enclosing a refund on any premium paid; and (6) The 90th day after the date Part 1 of the Application is signed by the Proposed Insured(s) and Owner(s). Coverage Not Provided • No Coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege. • No coverage is provided under this Agreement if Section 1035 paperwork is received without the full initial premium with the Application for the Exchange Contract. • There is no coverage under this Agreement for any death resulting from suicide (while sane or insane). Our liability is limited to return of premium paid. Premium Checks ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY CHECKED ON PAGE ONE. DO NOT MAKE A CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK. Receipt: Received from X $ , which is at least the full initial premium required for the policy. The payment indicated above will be refunded (without interest) if any temporary insurance under this Agreement ends, other than because of death or because the policy has taken effect. Affirmations I (we) agree that I (we) have reviewed all parts of the Application and, as of date below, I (we) affirm that the statements and answers made in parts of that Application continue to be true and complete to the best of my (our) knowledge and belief. I (We) understand that if the conditions listed in the Agreement are not met, no temporary insurance will take effect. I (We) also understand the provisions contained in this Agreement regarding: (1) the limitation on the amount of temporary coverage provided; (2) when temporary coverage will begin and end; and (3) the coverage that is not provided under this Agreement. I (We) explicitly agree to all of the terms and conditions contained in this Agreement as written and understand that no financial professional, insurance broker or agent has the authority to modify the Application, its supplements or questionnaires or this Agreement, or to bind the company by making any promise or representation contrary to the terms and conditions contained in the Application or this agreement. Signature of Licensed Professional/Insurance Broker I am not aware of any other information that would adversely affect the Proposed Insured’s eligibility for insurance coverage. On the date of this Agreement, I received the premium amount indicated above. This Agreement bears the same date as the Application Part 1. I have explained the terms of the Agreement to the Proposed Insured(s) and the Proposed Owner(s) who has (have) stated to me that she/he (they) understand and accept them. X Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy) Print Financial Professional’s Name:    License #: ICC22-TIA    Page 2 of 2